EXHIBIT 10.2

LLC MEMBERSHIP INTEREST PURCHASE AGREEMENT

(Howe & University)

 THIS LLC MEMBERSHIP INTEREST PURCHASE AGREEMENT (“Agreement”), dated as of May 9, 2012 for reference purposes, is made by and among (i) ROGER A. DREYER ("Dreyer"), (ii) DREYER PROPERTIES, INC., a California corporation (“DPI”), (iii) UNIVERSITY CAPITAL MANAGEMENT, INC., a California corporation ("UCM"), (iv) RICHARD P. BERNSTEIN ("Bernstein"), (Dreyer, DPI, UCM and Bernstein, collectively, the "Sellers"), and  (v) WCRT Operating Partnership, L.P., a Delaware limited partnership (the "Purchaser").

RECITALS:

        A. Dreyer, DPI, UCM and Bernstein are all of the Members of HOWE & UNIVERSITY, LLC, a California limited liability company (the “LLC”). The LLC is governed by a Limited Liability Company Operating Agreement dated September 7, 2001, as amended by First Amendment to Operating Agreement dated July 17, 2002, and a Second Amendment to Operating Agreement dated as of January 1, 2012 (as so amended, the "LLC Agreement"); and

        B. Dreyer owns an 84% Membership Interest in the LLC, (the "Dreyer Membership Interest"), DPI owns a 1% Membership Interest in the LLC, (the “DPI Membership Interest”), UCM owns a 9.75% Membership Interest in the LLC, (the "UCM Membership Interest"), and Bernstein owns a 5.25% Membership Interest in the LLC, (the "Bernstein Membership Interest"). The Dreyer Membership Interest, the DPI Membership Interest, the UCM Membership Interest and the Bernstein Membership Interest (collectively, the “Membership Interests”) represent 100% of the membership and equity interests in the LLC.

        C. Sellers wish to sell to the Purchaser, and the Purchaser wishes to purchase from the Sellers, the Membership Interests upon the terms and subject to the conditions set forth in this Agreement; and

                NOW, THEREFORE, in consideration of the mutual agreements contained in this Agreement and other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Purchase and Sale of Membership Interests.

1.1 Purchase and Sale of the Membership Interests. Sellers severally agree to sell to the Purchaser, and the Purchaser agrees to purchase from the Sellers, all, and not less than all of the Membership Interests for an aggregate purchase price of Nineteen Million Dollars ($19,000,000.00) (the "Purchase Price”). At the Closing, the Purchaser shall pay off the debt secured by the LLC’s real property (the “Real Property Secured Debt”) and Purchaser shall receive a credit against the Purchase Price for the paid off Real Property Secured Debt. After pay off of the Real Property Secured Debt, the remaining portion of the Purchase Price shall be allocated among the Membership Interests as set forth in Section 1.4(b), below.

1.2 Closing. The sale and purchase of the Membership Interests, shall take place at a closing (the "Closing") to be held at the offices of Chicago Title Company, 591 Watt Avenue # 260. Sacramento, CA 95864-5027. Attn: Lynette Rhodes, Escrow Officer, RhodesL@ctt.com (“Escrow”) ., at 10:00 A.M., California time on (i) the tenth Business Day following the date upon which West Coast Realty Trust, Inc., the general partner of the Purchaser (“West Coast”) issues equity securities (“Equity Securities”) in a transaction or series of related transactions resulting in aggregate gross proceeds to the Purchaser of at least Fifteen Million Dollars ($15,000,000.00) U.S. (“Qualified Financing”), or (ii) such other date as Dreyer and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date"). Provided, however, that, if the Closing has not closed on or before December 31,, 2012, Sellers may cancel this Agreement and, except as otherwise provided in this Agreement, none of the parties shall have any further obligations hereunder.

1.3 LLC Operations Prorations. The income and expense of the operations of the LLC and its real property will be prorated between Purchaser and Seller’s as of the Closing on the basis of a 30 day month. All security deposits held by the LLC under tenant leases shall be credited to Purchaser at the Closing. Any tax impounds, maintenance and/or capital improvement reserves and/or reserves for leasing commission and/or tenant improvements held by the LLC or on behalf of the LLC by third parties shall be credited to Purchaser at the Closing.

1.4 Closing Costs. Sellers shall bear the expense of any CLTA policy of title insurance on the LLC real property and Purchaser shall bear the expense of any requested ALTA policy, policy endorsements and ALTA Survey.

1.5 Secured Loan disposition Costs and Fees. Sellers shall be responsible for all lender legal fees, recording fees, escrow and reconveyance fees associated with the payoff of the loan secured by the LLC real property.

1.6 Escrow and Professional Fees. Sellers and Purchaser shall equally divide the fees of any escrow holder, Purchaser shall pay its own legal fees and reimburse Sellers for theirs, and each shall bear their own accounting and other professional fees.

1.7 Deliveries at Closing. At the Closing, the parties shall, respectively, make the following simultaneous deliveries:

(a) Each Seller shall deliver or cause to be delivered: (i)   a validly executed assignment of interest in the LLC or such other document(s) or instrument(s) as the Purchaser may reasonably request evidencing the transfer of such Seller’s Membership Interests to Purchaser (i.e. in the case of Dreyer an assignment of the Dreyer Membership Interest, in the case of DPI an assignment of the DPI Membership Interest, in the case of UCM an assignment of the UCM Membership Interest and in the case of Bernstein an assignment of the Bernstein Membership Interest), together with any, endorsements, , spousal waivers of community property rights and other documents required for the sale, conveyance, transfer and delivery of the Membership Interests; (ii) a receipt, duly executed on behalf of each Seller, indicating receipt of the Purchase Price from Purchaser; (iii) a good standing certificate of each Seller that is a corporation or limited liability company from the appropriate Governmental Authority dated not more than thirty (30) Business Days prior to the Closing Date; and (iv) such other customary transfer and closing documents as Purchaser may reasonably request.

(b) the Purchase Price net of the payoff of the Real Property Secured Debt and each Seller’s share of closing costs and fees (“Net Purchase Proceeds”) shall be paid by Purchaser to Sellers as follows:

(i)  84% to Dreyer in cash;

(ii) 1% DPI in cash;

(iii) 9.75% to UCM; by causing the Purchaser to issue to UCM the number of Class B common units equivalent in value to 9.75% of the Net Purchase Proceeds, with the price of each such unit equal to the price per share paid by investors in the Qualified Financing; and.

(iv) 5.25% to Bernstein by causing the Purchaser to issue to Bernstein the number of Class B common units equivalent in value to 5.25% of the Net Purchase Proceeds, with the price of each such unit equal to the price per share paid by investors in the Qualified Financing.

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By executing this Agreement and consenting to the Closing, each Seller agrees that the above apportionment of the Net Purchase Proceeds between them is materially correct, fair and consistent with their respective interest in the LLC. Each Seller has had the opportunity to have the above apportionment reviewed by an attorney, CPA or other independent advisor of their choice and releases each of the other Sellers, the LLC and the Purchaser from any liability, obligation or claim arising out of or relating to such apportionment.

(c)  to Dreyer satisfactory evidence of payment in full, contemporaneously with the Closing, of the Real Property Secured Debt and the release of Dreyer’s Personal Guarantee of the Real Property Secured Debt;

(d) to each of the Sellers a good standing certificate of the Purchaser from the appropriate Governmental Authority in its State of organization dated not more than ten (10) Business Days prior to the Closing Date; and

(e) such other customary closing documents, closing statements, certificates or instruments as Purchase or the Sellers shall reasonably request.

2. LLC Representations and Warranties of Sellers.   Each Seller hereby severally and individually (and not jointly) represents and warrants to the Purchaser and with respect to itself solely and not with respect to the other Sellers to the extent such representations and warranties relate to another Seller, as follows:

2.1 Organization; Due Authorization and Execution; No Conflict. The LLC (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California, (ii) has all requisite power and authority to enter into and perform the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action by the LLC and its managers and Members. This Agreement when validly executed and delivered by the LLC will constitute, the valid and binding obligation of the LLC enforceable in accordance with its terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity. The execution, delivery and performance by the Sellers of this Agreement do not and will not (a) conflict with or violate the LLC Agreement, (b) conflict with or violate any governmental orders, rules or decrees to which the LLC is a party or by which it or any of its properties is bound, (c) conflict with or violate in any material respect any provision of any law applicable to the LLC, (d) in any material respect, conflict with, violate or result in the suspension, modification, revocation, non-renewal, acceleration, termination or cancellation of, or entitle any party to accelerate, terminate or cancel any obligation or to lose a material benefit under any material contract to which the LLC is a party or by which it or any of its properties is bound or (e) result in the creation or imposition of any encumbrance in favor of any third party with respect to any asset of the LLC.

2.2 Capitalization. Other than the Membership Interests, the LLC has no other equity securities of any class issued, reserved for issuance or outstanding. There are (i) no outstanding options, offers, warrants, conversion or exchange rights, contracts, or other rights of or granted by the LLC to subscribe for or to purchase from the LLC, or obligating the LLC to issue, redeem, transfer, dispose of or sell (whether formal or informal, written or oral, firm or contingent) membership interests or other securities or interests in the LLC (whether debt, equity, or a combination thereof) or obligating the LLC to grant, extend, or enter into any such agreement and (ii) no agreements or understandings (whether formal or informal, written or oral, firm or contingent) have been entered into or granted by the LLC that require or may require the LLC to repurchase any of the Membership Interests. There are no preemptive or similar rights of or granted by the LLC with respect to the Membership Interests. Neither any member nor, the LLC is party to any voting contracts, voting trusts, member contracts, proxies or any other contracts, instruments or understandings with respect to the Membership Interests, or any contract with respect to the transfer, purchase or redemption of any Membership Interests.

2.3 Subsidiaries. The LLC does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

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2.4 Authorization. As of the Closing, all action on the part of the LLC, its managers and members necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations of the LLC hereunder shall have been taken, and this Agreement, assuming due execution by the parties hereto and thereto, will constitute valid and legally binding obligations of the LLC enforceable in accordance with their respective terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights.

2.5 Valid Issuance of Membership Interests. The Membership Interests, when sold and delivered to Purchaser in accordance with the terms of this Agreement for the consideration expressed herein, shall be duly and validly issued and will be free of restrictions on transfer directly or indirectly created by Sellers or the LLC other than restrictions on transfer under this Agreement, the terms of the LLC Operating Agreement and under applicable state and federal securities laws.

2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the LLC or any Seller is required in connection with the offer or sale of the Membership Interests, except for the following: (i) the filing of such notices as may be required under the Securities Act of 1933, as amended (the "Securities Act"); (ii) the filing of a notice of exemption pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended (the "California Securities Law"), which may be filed by the LLC following the Closing; and (iii) the compliance with any other applicable state securities laws, which compliance will have occurred within the appropriate time periods therefor.

2.7 Litigation. There are no actions, suits, proceedings or investigations pending or, to the best of LLC's knowledge, threatened before any court, administrative agency or other governmental body against the LLC which questions the validity of this Agreement, or the right of Sellers to enter into or which would reasonably be expected to effect the ability of the Sellers or the LLC to consummate the transactions contemplated by this Agreement. The LLC is not a party or subject to, and none of its assets is bound by, the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which would reasonably be expected to effect the ability of the Sellers or the LLC to consummate the transactions contemplated by this Agreement.

2.8 Employees. The LLC has no employees is not a party to or bound by any employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement or arrangement with any collective bargaining agent.

2.9 Intellectual Property. The LLC has sufficient title to and ownership of, or other rights to use, all copyrights, information, proprietary rights, trademarks, service marks and trade names in each case necessary for its business as now conducted without any material conflict with or infringement of the rights of others. The LLC has not received any written, or to its knowledge, oral communications alleging that the LLC has violated or, by conducting its business as proposed, would violate any of the trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

2.10 Compliance with Other Instruments. The LLC is not in violation or default of any provision of its Articles of Organization or the LLC Agreement, each as in effect immediately prior to the Closing, The LLC is not in violation or default of any provision of any material instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order or obligation to which it is a party or by which it or any of its properties or assets are bound.. The execution, delivery and performance of and compliance with this Agreement and the sale of the Membership Interests, will not result in any such violation, be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any such provision, require any consent or waiver under any such provision (other than any consents or waivers that have been obtained), or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of its properties or assets.

2.11 Permits. The LLC has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted. The LLC is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

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2.12 Environmental and Safety Laws. The LLC has received no notice, demand letter, administrative inquiry, or compliance notice concerning, and no Seller has any knowledge of any contamination of the LLC real property with Hazardous materials or actual or threatened actions, complaints or notices of any actual or threatened contamination.. For purposes of this Agreement, "Hazardous Materials" shall mean: (1) any chemical, compound, material, mixture, substance or other matter which has been defined, listed, classified or determined by any regulation, order or rule, or any proposed regulation, order or rule, promulgated by any governmental agency of appropriate jurisdiction, to constitute a hazardous substance, hazardous material, hazardous waste, extremely hazardous waste, infectious waste, toxic substance, toxic pollutant, radioactive material, flammable explosive or other designation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity; including, but not limited to petroleum, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel, mold, asbestos, drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources.

2.13 Title to Property and Assets. Except as set forth on Schedule 2.13, the LLC has good and marketable title to all of the properties and assets owned by it, free and clear of all mortgages, liens and encumbrances, except liens for current taxes and assessments not yet due .With tenant leases, the LLC is in material compliance with such leases and, to the best of its knowledge, there are no existing or claimed conditions which are or with the passage of time would constitute a default on the part of the LLC under the terms of the leases.

2.14 Financial Statements. Attached hereto as Schedule 2.14 are true and complete copies of the unaudited balance sheets, income statements and statements of cash flows of the LLC as at and for the fiscal years ended December 31, 2009 and 2010 and the unaudited balance sheet, income statement and statement of cash flows of the LLC as at and for the six month period ended June 30, 2011 (the "Unaudited Financial Statements"). Except as disclosed therein, the Unaudited Financial Statements fairly present the results of operations, financial condition and cash flows of the business of the LLC as of the dates thereof and for the periods covered thereby, except that the Unaudited Financial Statements have been prepared for internal purposes only, do not include footnote disclosures and cash flow statements and are subject to normal year-end adjustments.

2.15 Contracts; Schedule 2.15 hereto sets forth each (a) Contract to which the LLC is a party, (b) lease of real or personal property, (c)  loan agreement, credit agreement, promissory note, guarantee, subordination agreement, letter of credit, mortgage, indenture, pledge, security agreement, conditional sales contract, factoring agreement or other similar Contract relating to the lending or borrowing of money by the LLC or to which any assets of the LLC are subject other than ordinary course trade payables and receivables Except as set forth on such schedules, all of such Contracts are in effect and valid and binding obligations of the LLC in accordance with their terms and, to the knowledge of the LLC, the valid and binding obligation of each other party thereto. Neither the LLC nor, to the knowledge of the LLC, any other party thereto is in violation of or in default in any material respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a violation of or default in any material respect of any such Contract. The LLC has delivered or made available to the Purchaser true and correct copies of each such Contract and all modifications or amendments thereto.

2.16 Tax Returns and Audits.  The LLC has timely filed all tax returns required to be filed by it. All such tax returns were correct and complete in all material respects. The LLC has paid all franchise fees, gross receipt taxes, license fees, taxes and all charges due any federal state, regional, or local governmental entity. There exist no encumbrances for taxes on the Membership Interests, and there exist no encumbrances for taxes on any of the LLC's assets other than for current installments of real property secured taxes, assessment and fees not delinquent. No claim has ever been made in any jurisdiction in which the LLC does not file tax returns that it is or may be subject to tax by such jurisdiction. There exist no notices of deficiency or adjustment proposed, asserted or assessed for any amount of tax by any taxing authority against the LLC. The LLC has at all times since its inception through the Closing Date been taxable as a partnership for all federal, state, and local income tax purposes and not as an entity taxable as a corporation and has made no election inconsistent with such treatment. The LLC has delivered to the Purchaser correct and complete copies of all tax returns filed for the past three years.

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2.17   Brokers.   Except for UCM in its capacity as a real estate broker acting on behalf of Sellers, and whom Sellers shall compensate pursuant to a separate commission agreement between Sellers and UCM, no Person has been retained directly or indirectly by or on behalf of the Sellers or the LLC as a broker, or finder in connection with the transactions contemplated by this Agreement, and no Person is entitled to any fee or commission or like payment in respect thereof.

2.18  Operations in the Ordinary Course.    Since December 31, 2011, the LLC has operated its business in the usual and ordinary course, consistent with past practice, and, except as set forth in Schedule 2.18or as expressly contemplated by this Agreement:

       (a)    the LLC has not changed any accounting methods, principles or practices or made any tax election inconsistent with past practice;

        (b)      the LLC has not delayed or postponed (beyond its normal practice) the payment of accounts payable of the LLC or other liabilities and obligations of the LLC;

        (c)    the LLC has not sold, assigned, transferred, conveyed, leased, mortgaged, pledged or otherwise disposed of or encumbered any assets or any interests therein, other than sales, assignments, transfers and conveyances in the ordinary course of business;

        (d)    the LLC has not made any loan, advance or capital contribution to, or investment in, any Person;

        (e)    the LLC has not acquired by merger or consolidation with, or merged or consolidated with, or purchased all or substantially all of the assets of, or otherwise acquired any material assets or business of, any Person or any other business organization or division thereof;

       (f)    the LLC has not made any changes to the organizational documents of the LLC;

        (g)    except in the ordinary course of business, the LLC has not declared, set aside, made or paid any dividend or other distribution in respect of the equity of the LLC;

        (h)    the LLC has not repaid, prepaid, repurchased, discharged, waived, forgiven, settled, restructured, redeemed, compromised or otherwise satisfied or disposed of any loans or other debt obligations to any third person, except in the ordinary course of business;

        (j)    the LLC has not issued, sold, assigned, transferred, redeemed, conveyed, leased, mortgaged, pledged or otherwise disposed of or encumbered any equity interests or other securities of the LLC or granted any options, or other rights to purchase or otherwise acquire any equity interests or other securities of the LLC;

        (i)    the LLC has not effected any recapitalization, reclassification, membership interest or similar change in the capitalization of the LLC or revalued any assets of the LLC;

        (j)    the LLC has not entered into any Contract or arrangement that materially impairs or prohibits the LLC from engaging in any line of business conducted by it;

       (k)    the LLC has not incurred any material indebtedness for borrowed money, capitalized lease obligations, liability for the deferred purchase of property or services or liability (as Purchaser) in respect of any conditional sale arrangement (except in the ordinary course of business consistent with past practice), or entered into, amended or modified any Contracts for capital expenditures of the LLC involving an aggregate commitment or liability in excess of $10,000; and

        (l)   Except as set forth on Schedule 2.18, the LLC has not entered into, amended or modified any tenant lease with respect to real property involving an aggregate commitment or liability in excess of $10,000.

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2.19  Insurance.    Schedule 2.19 sets forth a true, correct and complete list of all insurance policies of any kind or nature maintained as of the date of this Agreement by or on behalf of the LLC, indicating the type of coverage, name of insured, name of insurance carrier or underwriter, premium thereon, policy limits and expiration date of each policy. All such insurance policies are in full force and effect, and the LLC is not in any material respect in default or in breach of representation or warranty with respect to its obligations under any such insurance policy. Complete and correct copies of all insurance policies (together with all riders and amendments thereto) set forth on Schedule 2.19 have been delivered or made available to the Purchaser.

2.20   Absence of Certain Business Practices.    Neither the LLC nor, to the LLC's knowledge, any officer, employee or agent of any member of the LLC acting on its behalf during the past three (3) years has, directly or indirectly, given or agreed to give any illegal gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the LLC (or assist any member of the LLC in connection with any actual or proposed transaction relating to the LLC) (i) which subjected or might have subjected the LLC to any damage or penalty in any civil, criminal or governmental litigation or proceeding t, (ii)  which if not continued in the future, would subject the LLC (or, following the Closing, the Purchaser) to suit or penalty in any private or governmental litigation or proceeding.

3. Representations and Warranties of Sellers:  Each Seller hereby severally and individually (and not jointly) represents and warrants to the Purchaser as follows (with respect to itself solely and not with respect to the other Sellers to the extent such representations and warranties relate to another Seller:

3.1    Organization or Capacity of the Sellers.    To the extent that such Seller is an entity, it is a corporation or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization. To the extent that such Seller is a natural person, such Seller is at least twenty-one years of age and has the capacity to enter into Contracts.

         3.2    Ownership of the Membership Interest.

        (a)    Such Seller is the sole record and sole beneficial owner of such Seller's Membership Interest as indicated in Schedule 3.2(a) hereto, free and clear of all Encumbrances other than the LLC Agreement and applicable securities and blue sky laws.

        (b)    Other than the rights and interests of such Seller as set forth in the LLC Agreement or on Schedule 3.2(a)(which rights and interests of such Seller shall accrue solely and exclusively to Purchaser upon completion of Closing), there are no options, warrants, convertible or exchangeable securities or other rights, Contracts, arrangements or commitments of any character relating to such Seller's Membership Interest or other rights or interests of such Seller in the LLC. Upon consummation of the transactions contemplated by this Agreement and registration of the Membership Interest being transferred by such Seller in the name of the Purchaser in the records of LLC, the Purchaser will own all of the Membership Interests of Seller as indicated in Schedule 3.2(a) hereto, free and clear of any and all Encumbrances, other than any created by the Purchaser, or, with respect to subsequent transfers by the Purchaser, pursuant to securities law or blue sky law or the California Beverly-Killea Limited Liability Company Act. Except as contemplated in the LLC Agreement, there are no voting Contracts, voting trusts, member Contracts, proxies or other Contracts or understandings in effect with respect to the voting, transfer, purchase or redemption of such Seller's Membership Interest.

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        3.3    No Conflict.    Such Seller has all requisite power and authority to enter into and perform this Agreement and ancillary documents to which such Seller is a party, and the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the ancillary documents to which such Seller is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action by such Seller and, if such Seller is an entity, by such Seller's board of directors or managers and its shareholders or members. This Agreement and the ancillary documents to which such Seller is a party have been or will be duly and validly executed and delivered by such Seller and constitute, or upon execution and delivery thereof will constitute, the valid and legally binding obligations of such Seller enforceable against such Seller in accordance with their terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity. The execution, delivery and performance of this Agreement and the ancillary documents to which such Seller is a party do not and will not (a) conflict with or violate the articles of organization, articles of incorporation or the bylaws or operating agreement of such Seller, if such Seller is an entity, (b) conflict with or violate any law, governmental orders , any judgment, decree of private agreement to which such Seller is a party or by which it or any of its properties is bound, (c)  conflict with, violate or result in the suspension, modification, revocation, non-renewal, acceleration, termination or cancellation of, or entitle any party to accelerate, terminate or cancel any obligation or to lose a material benefit under any material Contract to which such Seller is a party or by which it or any of its properties is bound or (c) result in the creation or imposition of any encumbrance, on the LLC, any of it s properties or assets or on the Membership Interest being sold to Purchaser.

3.4    Governmental Approvals.    The execution, delivery and performance of this Agreement by such Seller or the ancillary documents or the performance of such Seller's obligations under this Agreement or the ancillary documents does not and will not require any material governmental approvals.

3.5    No Conflict of Interest.    Sellers acknowledge that Richard P. Bernstein and his law firm have represented each of the Sellers in the past; that Richard P. Bernstein and his law firm continue to represent Sellers in various matters as of the date hereof; and Richard P. Bernstein and his law firm are acting as their counsel in connection with the transactions contemplated by the Purchase Agreement, and, after having the opportunity to discuss any such conflict with counsel of their choice, hereby waive any actual or perceived conflict of interest arising by reason of the actions of Richard P. Bernstein or his law firm hereunder.

3.6    Litigation.    There are no Actions by or against such Seller or any of its respective Affiliates relating to the LLC, such Seller's Membership Interest or such Seller's ability to consummate the transactions contemplated hereby pending by or before any court, tribunal , arbitrator or governmental authority (or, to the knowledge of such Seller, threatened to be brought) which, if determined adversely, would impair or delay the ability of such Seller to consummate the transactions contemplated hereby.

3.7        Brokers.    Except for UCM, in its capacity as a real estate broker, which Sellers shall compensate pursuant to a separate commission agreement between Sellers and UCM, no person or entity has been retained directly or indirectly by or on behalf of the Sellers as a broker, or finder in connection with the transactions contemplated by this Agreement, and no person or entity is entitled to any fee or commission or like payment in respect thereof.

3.8  Disclaimers.

        EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, (A) NEITHER SELLERS NOR THE LLC MAKES ANY REPRESENTATION OR WARRANTY OR EXTENDS ANY WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, (B) THE REAL PROPERTY AND BUSINESS BEING CONDUCTED BY THE LLC AS OF THE CLOSING DATE IS TO BE CONVEYED HEREUNDER "AS IS, WHERE IS" ON THE CLOSING DATE, AND IN ITS PRESENT CONDITION, AND (C) NEITHER THE SELLERS NOR THE LLC MAKES ANY GUARANTY WITH RESPECT TO ANY OF THE REAL PROPERY AND OTHER ASSETS BEING USED BY THE BUSINESS OF THE LLC, OR AS TO THE CONDITION OR WORKMANSHIP THEREOF OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT. IN PARTICULAR PURCHASER ACKNOWLEDGES THAT EXCEPT FOR THE EXPRESS WRITTEN WARRANTIES AND REPRESENTATIONS MADE IN THIS AGREEMENT, AT THE CLOSING, THE LLC REAL PROPERTY WILL BE IN ITS "AS IS, WHERE IS " BASIS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER EXPRESSLY DISCLAIMS ALL WARRANTIES AND HAS MADE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, CONCERNING THE LLC REAL PROPERTY, INCLUDING, WITHOUT LIMITATION, ZONING, STRUCTURAL PEST, ENTITLEMENTS AND LICENSES, COMPLIANCE WITH BUILDING CODES, FLOOD ZONE STATUS, SEISMIC, NATURAL HAZARDS, INSURANCE CLAIM HISTORY, INCOME AND EXPENSES, MAINTENANCE, THE PHYSICAL CONDITION OF THE LLC REAL PROPERTY AND ALL IMPROVEMENTS; PROPERTY, FRANCHISE AND INCOME TAXES, THE CONDITION OF TITLE, TENANT LEASES, EASEMENTS, BONDS, LEVIES, SPECIAL DISTRICTS, APPLICABLE GOVERNMENTAL FEES AND REGULATIONS, APPLICABLE CC&R’S AND ARCHITECTURAL REQUIREMENTS, ENGINEERING TESTS, SOILS TESTS, GEOLOGIC REPORTS, AS WELL AS THE ENVIRONMENTAL CONDITION OF THE PROPERTY, THE TERMS OF ANY LOAN SECURED BY THE RELA PROPERTY.

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4. Representations and Warranties of Purchaser: The Purchaser hereby represents and warrants to each of the Sellers as follows

4.1 Organization and Authority of the Purchaser.    The Purchaser is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite power and authority to enter into and perform this Agreement and all ancillary documents to which the Purchaser is a party, and the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the ancillary documents to which the Purchaser is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action by the Purchaser, including without limitation by its board of directors. This Agreement and the ancillary documents to which the Purchaser is a party have been or will be duly and validly executed and delivered by the Purchaser and constitute the valid and legally binding obligations of the Purchaser enforceable against the Purchaser in accordance with their terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity. Except for such matters that would not constitute a material adverse effect on the Purchaser's ability to complete the transactions contemplated by this Agreement, the execution, delivery and performance of this Agreement and the ancillary documents to which the Purchaser is a party and the consummation of the transactions contemplated hereby and thereby do not and will not (a) conflict with or violate (i) the articles of organization or the bylaws of the Purchaser, (ii) any Governmental Orders or decrees to which the Purchaser is a party or by which it or any of its properties is bound, (iii) any material provision of any material Law applicable to the Purchaser, (b) in any material respect, conflict with, violate or result in the suspension, modification, revocation, non-renewal, acceleration, termination or cancellation of, or entitle any party to accelerate, terminate or cancel any obligation or to lose a material benefit under any material Contract or Governmental Order to which such Seller is a party or by which it or any of its properties is bound and which would result in a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement or (c) result in the creation or imposition of any Encumbrance in favor of any third party with respect to any of the assets or properties of the Purchaser other than a Permitted Encumbrance.

4.2 Investment Experience and Intention.    The Purchaser is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Purchaser is acquiring the Membership Interests solely for its own account and not with a view to a sale or distribution thereof in violation of any applicable securities laws. The Purchaser understands that such Membership Interests have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available, subject, nevertheless, to the disposition of the Purchaser's property being at all times within its control.

4.3 Brokers.    No Person has been retained directly or indirectly by or on behalf of the Purchaser as a broker, finder or financial advisor for the Purchaser in connection with the negotiations relating to the transactions contemplated by this Agreement, and no person is entitled to any fee or commission or like payment in respect thereof based in any way on any Contract, arrangement or understanding made by or on behalf of the Purchaser

4.4 Litigation.    There is no Action pending or, to the knowledge of Purchaser, threatened against or relating to Purchaser before any Governmental Authority that, if determined adversely to Purchaser would:

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       (a)    prevent Purchaser from paying to the Sellers all or any portion of Purchase Price;

         (b)    enjoin, restrict, or prohibit the sale and transfer of the Membership Interests to Purchaser as contemplated by this Agreement; or

       (c)    prevent Purchaser from timely fulfilling its obligations set out in this Agreement or in the ancillary documents contemplated hereby.

4.5   Access to LLC's Records; Knowledge of Chairman of Board of Purchaser.    The Purchaser has had, prior to the date hereof, access to the records and files and properties of the LLC, as well as information pertaining to the business and affairs of the LLC; provided, however, that the foregoing shall not limit, impair, alter or diminish, and shall in no way reduce the liability of Sellers with respect to, the representations and warranties in this Agreement or in the ancillary documents. Purchaser’s current Chairman of its Board of Trustees is also the president of Seller UCM, and as such has personal knowledge of the LLC and its real property. The Purchaser’s current Chairman of its Board of Trustees has been actively involved in the acquisition, financing, management, leasing and operations of the LLC real property and, on behalf of Purchaser, has had and/or by the Closing will have had the opportunity to order, review and approve all inspections, investigations, tests, and studies, Purchaser deems prudent with respect to LLC, its assets and operations including, without limitation, investigations with regard to the LLC real property, zoning, structural pest, endangered or threatened species, entitlements and licenses, compliance with building codes, flood zone status, seismic, natural hazards, insurance claim history, income and expenses, maintenance, the physical condition of the LLC real property and all improvements; property, franchise and income taxes, the tenant leases, easements, bonds, levies, special districts, applicable governmental fees and regulations, applicable CC&R’s and architectural requirements, engineering tests, soils tests, geologic reports, the presence of Hazardous Materials , the environmental condition of the property, all matters disclosed one or more ALTA surveys, preliminary reports and/or title commitments issued by a title insurance company chosen by Purchaser and any other inspections, evaluations, studies and/or investigations of any nature Purchase may. elect to make or obtain prior to the Closing Date.

4.6 Compliance with Other Instruments. Purchaser is not in violation or default of any provision of its certificate of incorporation or other organizational documents, as applicable, each as in effect immediately prior to the Closing, except for such failures as would not be reasonably expected to materially adversely effect the ability of Purchaser to perform its obligations under this Agreement (a "Purchaser Material Adverse Effect"). Purchaser is not in violation or default of any provision of any material instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order or obligation to which it is a party or by which it or any of its properties or assets are bound which would reasonably be expected to have a Purchaser Material Adverse Effect. To the best of its knowledge, Purchaser is not in violation or default of any provision of any federal, state or local statute, rule or governmental regulation which would reasonably be expected to have a Purchaser Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement will not result in any such violation, be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any such provision, require any consent or waiver under any such provision (other than any consents or waivers that have been obtained), or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Purchaser pursuant to any such provision.

5. Covenants.

5.1 Access.    Prior to the Closing, Sellers shall cause the LLC to allow Purchaser through its officers, employers and representatives (including its counsel, accountants and advisors) to have reasonable access to, and to make such investigation of, the properties, businesses and operations of the LLC, and such examination of the books, records, financial condition and other documents of the LLC as the Purchaser may reasonably request and to make extracts and copies of such books, records and other documents as the Purchaser may reasonably request. Any such investigation and examination shall be conducted upon reasonable prior notice to the LLC and during regular business hours and under reasonable circumstances (including so as to not unnecessarily interfere with the business or operations of the LLC), and the Sellers shall cause the LLC to cooperate reasonably therein. No investigation by the Purchaser prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Sellers contained in this Agreement or any Ancillary Document contemplated hereby. In order that the Purchaser may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as the Purchaser may reasonably request of the affairs of LLC, the Sellers shall and shall cause the LLC and Sellers' and the LLC's respective officers, employees, consultants, agents, accountants, attorneys and other representatives to cooperate reasonably with such representatives of the Purchaser in connection with such review and examination.

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5.2	Operation of Business.

        (a)    Between the date hereof and the Closing Date, the Sellers shall cause the LLC to conduct its business in the ordinary course and consistent with past practice and endeavor to preserve the goodwill and relationships with employees, customers, suppliers and others having business dealings with the business of the LLC. Without limiting the generality of the foregoing, except (x) for such actions as are expressly contemplated by this Agreement, or pursuant to any existing Contract which is not in default, without the prior written consent of Purchaser (which shall not unreasonably be withheld, delayed or conditioned), Sellers shall (A) cause the LLC to pay accounts payable and pay and perform other obligations of the LLC when they become due and payable in the ordinary course of business consistent with prior practice or when required to be performed consistent with past practice; and (B) cause the LLC to not:

        (i)    change any accounting methods, principles or practices or make any Tax election or filing position inconsistent with past practice and which may materially adversely affect Purchaser, except as required by applicable Law or applicable accounting principles;

        (ii)    establish any Employee Benefit Plan or Employee Pension Benefit Plan, or otherwise increase materially the compensation payable or to become payable to any personnel, except as may be required by Law;

        (iii)    sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber any assets or any interests therein, other than sales, assignments, transfers and conveyances in the ordinary course of business;

        (iv)    acquire by merger or consolidation with, or merge or consolidate with, or purchase all or substantially all of the assets of, or otherwise acquire any material assets or business of, any Person or any other business organization or division thereof;

        (v)    make any changes to the organizational documents of the LLC;

        (vi)    declare, set aside, make or pay any dividend or other distribution in respect of the equity of the LLC;

        (vii)    make any loan, advance or capital contribution to, or investment in, any Person, except for extensions of trade credit in the ordinary course consistent with past practice;

        (viii)    repay, prepay, repurchase, discharge, waive, forgive, settle, restructure, redeem, compromise or otherwise satisfy or dispose of any loans or other debt obligations to any Person other than in the ordinary course of business consistent with past practice, it being acknowledged that refinancing the Seller’s existing debt secured by its real property which is all due in August 2012 is an appropriate action;

        (ix)    issue, sell, assign, transfer, redeem, repurchase, convey, lease, mortgage, pledge or otherwise dispose of or encumber any equity interests or other securities of the LLC or grant any options, warrants, calls or other rights to purchase or otherwise acquire any equity interests or other securities of the LLC;

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        (x)    effect any recapitalization, reclassification, membership interest or stock split or similar change in the capitalization of the LLC or revalue any assets of the LLC;

       (xi)    enter into any contract or arrangement that would have the effect of materially impairing or prohibiting the LLC from engaging in any line of business conducted by it as of the date hereof;

        (xii)    incur any material indebtedness for borrowed money, capitalized lease obligations, liability for the deferred purchase of property or services or liability (as purchaser) in respect of any conditional sale arrangement (except in the ordinary course of business consistent with past practice), or enter into, amend or modify any commitment or Contract for capital expenditures of the LLC;

       (xiii)    enter into, amend or modify any lease with respect to real property involving an aggregate commitment or liability in excess of $10,000;

        (xiv)     do or omit to be done any act or thing that would result (or be likely to result) in a breach of any of the representations, warranties and covenants contained in this Agreement; and

        (xv)    enter into any Contract, or otherwise become obligated to do any action prohibited hereunder.

        (b)    Between the date of this Agreement and the Closing Date, the Sellers shall take all reasonable efforts to cause the LLC to continuously maintain all insurance policies that cover the LLC in any respect and not to reduce the scope or amount of coverage of such policies as they relate to the LLC.

6. Conditions to Closing

    6.1    Conditions to Obligations of the Sellers.    The obligations of each Seller to consummate the Closing shall be subject to the satisfaction on or prior to the Closing of each of the following conditions, except as waived in whole or in part in writing and except where the failure to satisfy any such condition is directly or indirectly caused by such Seller:

        (a)    Representations, Warranties and Covenants.    The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects on the date hereof and as of the Closing Date as if made on the Closing Date; provided, however, that (i) in addition to the qualifications in clause (ii) below, representations and warranties that are made as of a specific date need only be true as of such date and (ii) representations and warranties affected by a supplement or amendment of a schedule to this Agreement have been true and correct in all material respects as of the date of this Agreement without giving effect to such supplement or amendment and, as so supplemented or amended, shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date. The Purchaser shall have performed and complied with all covenants and agreements contemplated by this Agreement to be performed and complied with by it on or prior to the Closing other than such failure to perform or comply as shall have not had a material adverse effect on a Seller or on a Seller's ability to consummate the transactions contemplated hereby;

        (b)    No Proceeding or Litigation.    There shall be no pending action, threatened, filed or pending against the Sellers or the Purchaser which would be reasonably likely to restrain, prohibit or invalidate the transactions contemplated hereunder; and

        (c)    Closing Deliveries.    The Purchaser shall have delivered to each Seller each of the items set forth in Section 1.7 which is intended to be delivered to or for the benefit of such Seller.

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     6.2    Conditions to Obligations of the Purchaser.    The obligations of the Purchaser to consummate the Closing shall be subject to the satisfaction on or prior to the Closing of each of the following conditions, except as waived in whole or in part in writing by the Purchaser, and except where the failure to satisfy any such condition is directly or indirectly caused by the Purchaser:

     (a)  Representations, Warranties and Covenants.    The representations and warranties of the Sellers contained in this Agreement shall be true and correct in all material respects on the date hereof and as of the Closing Date as if made on the Closing Date; provided, however, that (i) in addition to the qualifications in clause (ii) below, representations and warranties that are made as of a specific date need only be true as of such date and (ii) representations and warranties affected by a supplement or amendment of a schedule to this Agreement have been true and correct in all material respects as of the date of this Agreement without giving effect to such supplement or amendment and, as so supplemented or amended, shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date. Each Seller shall have performed and complied with all covenants and agreements (other than those contemplated by this Agreement to be performed and complied with by it at or prior to the Closing other than such failure to perform or comply as shall not have had a Material Adverse Effect or a material adverse effect on Purchaser's ability to consummate the transactions contemplated hereby;

 (b)    No Proceeding or Litigation.    There shall be no pending litigation, filed or pending against Purchaser or the Sellers which would be reasonably likely to, delay the Closing, restrain, prohibit, invalidate or have a materially adverse effect on the transactions contemplated hereunder;

       (c)    Closing Deliveries.    The Sellers and LLC shall have delivered to Purchaser each of the items set forth in Section 1.7;

  (d)    Public Financing.    West Coast shall have issued its equity securities (“Equity Securities”) in a transaction or series of related transactions on terms satisfactory to Purchaser in Purchaser’s sole and subjective discretion, resulting in aggregate gross proceeds to West Coast of at least $15,000,000.00 US (a “Qualified Financing”).

(e) Title Insurance. A nationally recognized title insurer shall be committed to issue to the LLC a CLTA policy of title insurance, at standard rates, and with such endorsements as Purchaser may require, subject only to the standard form policy exceptions and those additional exceptions acceptable to Purchaser in Purchaser’s sole and subjective discretion.

(f) No Material Adverse Changes. There shall be no condemnation pending or threatened of the LLC Real Property and no material adverse changes to the physical or economic condition of the LLC real Property.

7. Termination and Waiver.

    7.1    Termination.    This Agreement may be terminated at any time prior to Closing:

        (a)    by Sellers, on the one hand, or the Purchaser, on the other hand, if the Closing shall not have occurred by December 31, 2012; provided, however, that the right to terminate this Agreement under this Section 7.1(a) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

       (b)    by Sellers, on the one hand, or the Purchaser, on the other hand, in the event that any governmental authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transfer of the Membership Interests, contemplated by this Agreement which shall have become final and non-appealable; or which shall be in effect at any time on or after December 31, 2012 regardless of whether or not it shall have become final and non-appealable;

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 (c)    by Sellers, in the event of a material breach of any provision of this Agreement by the Purchaser, which breach is not cured within thirty (30) days after written notice of such breach; provided. In addition to the right of termination due to a breach by Purchaser, the Sellers and/or LLC shall have as their sole remedy the right to recover from Purchaser their actual out of pocket expenses paid or payable to third parties in conjunction with the preparation of this Agreement and/or the Sellers and/or LLC’s performance until the date of termination (not to exceed $15,000). In no event will the Sellers/LLC be entitled to any lost profits or other consequential damages.

 (d)    by the Purchaser, in the event of a material breach of any provision of this Agreement by the LLC or any Seller, which breach is not cured within thirty (30) days after written notice of such breach by the Purchaser. In addition to the right of termination, due to a breach by any Seller or by the LLC, Purchaser shall have all remedies against the breaching at law or in equity, including specific performance and money damages, including the right to recover their actual out of pocket expenses paid or payable to third parties in conjunction with this agreement, including any fees paid toward the Qualified Financing, or securing real property secured financing. In no event will the Sellers/LLC be entitled to any potential lost profits or punitive damages.

(e)    by the mutual written consent of Sellers and the Purchaser. In such instance any consent required of Sellers, may be given by Dreyer, acting alone, in his sole discretion.

         7.2    Effect of Termination.    In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except as set forth in Sections 7.1.

        7.3    Waiver.    Any party to this Agreement may only with respect to itself (a) extend the time for the performance of any of the obligations or other acts of another party, (b) waive any inaccuracies in the representations and warranties of another party contained herein or in any document delivered by such other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of another party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

8. Indemnification

    8.1  Indemnification by Sellers.    Following the Closing, subject to this Article 8, each Seller agrees, severally and individually (and not jointly) to indemnify, defend and hold harmless the Purchaser, its officers, directors, agents, employees and affiliates from and against any and all losses, liabilities, claims, damages, penalties, fines, judgments, awards, settlements, taxes, costs, fees, expenses (including reasonable attorneys', consultant and expert witness fees and expenses), and disbursements (collectively, "Losses") actually sustained by any such Person resulting from, arising out of or relating to (a) any breach by such Seller of any of the representations or warranties of such Seller, contained in this Agreement; (b) any breach by such Seller of any covenant contained in this Agreement, (c) any and all taxes of the LLC for any taxable period or portion thereof ending on or prior to the Closing Date, (d) any and all transfer taxes owed to the county in which the LLC’s real property is located, and (e) any commissions due to its brokers as set forth in Section 2.17.

8.2  Indemnification by Purchaser.    Following the Closing, subject to this Article 8, the Purchaser shall (or shall cause the LLC to) indemnify, defend and hold harmless the Sellers, their officers, directors, agents, employees and affiliates from and against any and all Losses actually sustained by any such Person resulting from, arising out of or relating to (a) any breach by the Purchaser of any of the representations or warranties of Purchaser contained in this Agreement; (b) any breach by the Purchaser of any covenant contained in this Agreement which requires performance by Purchaser; and (c)  any obligation or liability that relates to the operation of the LLC after completion of the Closing.

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  8.3    Direct Claims.    In the event one or more of the Sellers or Purchaser or any other Person entitled to be indemnified hereunder (the "Claimant") desires to make a claim for indemnification pursuant to Section 8.1 or 8.2 against the Sellers or the Purchaser, as applicable (the "Indemnitor"), the Claimant shall give prompt written notice of the claim to the Indemnitor, describing, in reasonable detail, the nature of the claim. Failure to give such notice shall not affect the indemnification provided hereunder except to the extent that such failure shall have prejudiced the Indemnitor as a result thereof.

8.4    Third Party Claims.    (a)    If any third party shall notify a Claimant with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against a Seller or Purchaser under Section 8.1 or 8.2 against the Sellers or the Purchaser, as applicable, then the Claimant shall promptly notify the Indemnitor in writing. Failure to give such reasonable notice shall not affect the indemnification provided hereunder except to the extent that such failure shall have materially prejudiced the Indemnitor as a result thereof.

                  (b)    The Indemnitor will have the right to assume and thereafter conduct at its own expense the defense of the Third Party Claim with counsel of its choice; provided, however, the Indemnitor will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Claimant, which consent shall not be unreasonably withheld, provided further, that the Claimant shall not withhold its consent to settlements solely providing for the payment of monetary damages by the Indemnitor. If the Indemnitor assumes the defense, then the Claimant may participate in, but not control, any such defense or settlement, at the Claimant's sole cost and expense.

 8.5    Limitations on Indemnification.    Notwithstanding anything to the contrary in this Agreement, the rights of the Purchaser and the Sellers (and their respective Affiliates) to indemnification for Losses under Section 8.1 or 8.2 shall be subject to the following provisions:

(a)    The maximum obligation of the Sellers to Purchaser, on the one hand, and the Purchaser to a Seller, on the other hand, with respect to indemnification under Sections 8.1(a) and (b) and 8.2(a) and (b), respectively, shall not exceed, in the aggregate, the Purchase Price paid to such Seller in the case of any Seller, and the aggregate Purchase Price paid to such Seller by Purchaser in the case of Purchaser.

(b)    If more than one Seller is obligated to indemnify the Purchaser pursuant to Section 8.1 for a particular Loss, the maximum obligation of such Seller shall be limited to an amount equal to the product of (i) the total amount of indemnification owed by all Sellers that are required to indemnify the Purchaser for such Loss multiplied by (ii) the relative Ownership Interest of such Seller out of the Ownership Interests of all Sellers required to indemnify the Purchaser for such Loss;

 (c)    The Claimant's right to indemnification hereunder on account of any Losses shall be reduced by (i) the amount actually received by the Claimant from a third party (including an insurance company) net of any deductibles, self-retention amounts and related increased costs and costs of collection, (ii) the amount paid by such third party to another for the account or benefit of the Claimant, with respect to the settlement or resolution of a claim for which the Claimant was entitled to be reimbursed hereunder (net of any costs directly or indirectly incurred by the Claimant including deductibles and self-retention amounts in causing such third party to make such payment or in defending or otherwise handling a Third Party Claim relating thereto), and (iii) the amount of any net Tax benefit actually realized by the Claimant after giving effect to the Tax consequences to the Claimant of incurring the Loss and receiving an indemnification payment pursuant to this Article 8. In determining the Claimant's net Tax benefit, amounts shall be grossed up or grossed down (and further grossed up or grossed down) as appropriate and the Claimant may estimate the present value of any Tax cost or Tax benefit expected to be realized beyond the current taxable period. In connection with any claim for indemnification pursuant to this Article 8, at the request of an Indemnitor, the Claimant shall deliver to such Indemnitor a certificate, prepared in good faith, of the Claimant, executed on its behalf by its chief financial officer or principal officer responsible for Tax matters, that sets forth the Claimant's net Tax benefit and its calculation. The calculation shall assume that the Claimant pays Taxes at the highest applicable rate and that the proper discount rate for any present value calculation is 7%. Such certificate shall be binding upon the recipient thereof absent manifest error. The Claimant shall not be required to provide access to its Tax Returns or records.

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9. General Provisions

9.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California, without regard to any provisions thereof relating to conflicts of laws among different jurisdictions.

9.2 Survival. The representations and warranties made herein shall survive the Closing for a period of one year, whereupon they shall cease and be of no further force and effect.

9.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. This Agreement shall not be construed so as to confer any right or benefit on any party not a party hereto, other than their respective successors, assigns, heirs, executors and administrators.

9.4 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and supersedes all prior agreements and understandings relating thereto. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

9.5 Notices, Etc. All notices under this Agreement shall be sufficiently given for all purposes if made in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, facsimile or other electronic transmission, to following addresses and numbers.

Notices to the LLC \shall be addressed to:

Howe & University, LLC
2243 Fair Oaks Blvd, #368
Sacramento, CA 95825
Telephone: (916) 929-5433
Facsimile:
Attn:

Notices to the Sellers shall be addressed to:

Roger A. Dreyer
20 Bicentennial Circle
Sacramento, CA 95825
Telephone: (916) 379-3500
Facsimile:
E-mail: rdreyer@DBBWLAW.COM

Richard P. Bernstein, Esq.
650 Howe Avenue, Suite 730
Sacramento, CA 95825
Telephone: (916) 921-7710
Facsimile: (916) 921-7712
E-mail: rbernstein@rpblegal.com

University Capital Management
Jeffery B. Berger, President
2443 Fair Oaks Blvd, Suite 368
Sacramento, CA 95825
Telephone: (916) 929-5433
Facsimile: (916) 929- 5472
E-mail: jb@univcm.com

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Notices to Purchaser shall be addressed to:

WEST COAST REALTY TRUST
Jeffery B. Berger
650 Howe Avenue, Suite 730
Sacramento, CA 95825
Telephone: (916) 925-9278
Facsimile: (916) 925-6759
E-mail: jb@univcm.com

with a copy to: Allen Hine, Esq., counsel to Purchaser

3126 O Street
Sacramento, CA 95816
Telephone: (916457-8800
E-mail: hinead@pacbell.net

or at such other address and to the attention of such other person as Purchaser, Sellers or the LLC may designate by written notice to the other parties.

9.6 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of the other party under this Agreement shall impair any such right, power or remedy of such first party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement.

9.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by only one party, which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

9.8 Severability; Enforcement. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without such provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party. The parties hereto agree that irreparable damage for which money damages would not be an adequate remedy would occur in the event that any of the provision of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that, in addition to any other remedies a party may have at law or equity, the parties shall be entitled to seek an injunction of injunctions to prevent such breached of this Agreement and to enforce specifically the terms hereof.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LLC:

HOWE & UNIVERSITY, LLC

By:

/s/ Roger A. Dryer
Name: Roger A. Dreyer
Title: President of Dreyer Properties, Inc., Manager

SELLERS:

DREYER PROPERTIES, INC.

By:

/s/ Roger A. Dryer
Name: Roger A. Dreyer
Title: President

/s/ Roger A. Dryer
ROGER A. DREYER, individually

UNIVERSITY CAPITAL MANAGEMENT, INC.

By:

/s/ Jeffrey Berger
Name: Jeffrey Berger, President

/s/ Richard P. Bernstein
RICHARD P. BERNSTEIN, individually

PURCHASER:

WEST COAST REALTY TRUST

By:

/s/ Jeffrey Berger
Name: Jeffrey Berger
Title: Chairman of the Board of Trustees
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SCHEDULES

Schedule 2.13 LLC Assets and Property Title and Lien Exception Title

Schedule 2.14 LLC Financial Statements

Schedule 2.15 LLC Contract, Lease and Loan Agreements

Schedule 2.18 Operations Exceptions

Schedule 2.19 Insurance Policies

Schedule 3.02(a) Membership Interest Liens and Title Exceptions

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